LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$1,341,837,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-BC3 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	405,133,000	1M LIBOR	2.04	1-78	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A2(5)	404,582,000	1M LIBOR	0.81	1-21	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A3(5)	221,953,000	1M LIBOR	2.95	21-68	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A4(5)	69,677,000	1M LIBOR	6.37	68-78	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
M1	53,291,000	1M LIBOR	3.65	41-47	15.50%	TBD	10/25/2036	AA+/Aa1/AA+
M2	41,676,000	1M LIBOR	4.69	47-74	12.45%	TBD	10/25/2036	AA/Aa2/AA
M3	26,645,000	1M LIBOR	6.46	74-78	10.50%	TBD	10/25/2036	AA-/Aa3/AA-
M4	23,913,000	1M LIBOR	4.48	40-78	8.75%	TBD	10/25/2036	A+/A1/A+
M5	22,546,000	1M LIBOR	4.46	39-78	7.10%	TBD	10/25/2036	A/A2/A
M6	16,397,000	1M LIBOR	4.43	39-78	5.90%	TBD	10/25/2036	A-/A3/A-
M7	15,031,000	1M LIBOR	4.42	38-78	4.80%	TBD	10/25/2036	BBB+/Baa1/BBB+
M8	9,565,000	1M LIBOR	4.40	38-78	4.10%	TBD	10/25/2036	BBB/Baa2/BBB
M9	15,714,000	1M LIBOR	4.40	38-78	2.95%	TBD	10/25/2036	BBB-/Baa3/BBB-
B	15,714,000	1M LIBOR	4.31	37-78	1.80%	TBD	10/25/2036	BB+/Ba1/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	405,133,000	1M LIBOR	2.22	1-172	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A2(5)	404,582,000	1M LIBOR	0.81	1-21	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A3(5)	221,953,000	1M LIBOR	2.95	21-68	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
A4(5)	69,677,000	1M LIBOR	8.21	68-174	19.40%	TBD	10/25/2036	AAA/Aaa/AAA
M1	53,291,000	1M LIBOR	3.65	41-47	15.50%	TBD	10/25/2036	AA+/Aa1/AA+
M2	41,676,000	1M LIBOR	4.69	47-74	12.45%	TBD	10/25/2036	AA/Aa2/AA
M3	26,645,000	1M LIBOR	8.43	74-143	10.50%	TBD	10/25/2036	AA-/Aa3/AA-
M4	23,913,000	1M LIBOR	4.87	40-124	8.75%	TBD	10/25/2036	A+/A1/A+
M5	22,546,000	1M LIBOR	4.81	39-118	7.10%	TBD	10/25/2036	A/A2/A
M6	16,397,000	1M LIBOR	4.75	39-111	5.90%	TBD	10/25/2036	A-/A3/A-
M7	15,031,000	1M LIBOR	4.69	38-105	4.80%	TBD	10/25/2036	BBB+/Baa1/BBB+
M8	9,565,000	1M LIBOR	4.62	38-98	4.10%	TBD	10/25/2036	BBB/Baa2/BBB
M9	15,714,000	1M LIBOR	4.54	38-93	2.95%	TBD	10/25/2036	BBB-/Baa3/BBB-
B	15,714,000	1M LIBOR	4.32	37-82	1.80%	TBD	10/25/2036	BB+/Ba1/BB+

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR. Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.80%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, and A4 Certificates are the Group 2 Senior Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated September 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated September 13, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3 and A4 Certificates (the “Senior Certificates”):

A.   All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3 and A4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.
To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 38.80% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on October 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay Servicing Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related Group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated Group, to the extent not paid above;

4)	On each Distribution Date beginning in November 2016, to the Final Maturity Reserve Account, the Final Maturity Reserve Fund Amount from each Group;

5)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

6)	To pay Current Interest and Carryforward Interest to the Class A2, A3 and A4 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

7)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

8)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order;

9)	To pay the Credit Risk Manager Fee;

10)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

11)
Any interest remaining after the application of priorities (1) through (10) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	235,222,000	4.84
2	1,293,549,000	5.50	32	219,967,000	4.85
3	1,253,988,000	5.46	33	207,515,000	4.86
4	1,215,602,000	5.34	34	197,327,000	4.87
5	1,178,356,000	5.28	35	187,640,000	4.88
6	1,142,216,000	5.24	36	178,431,000	4.89
7	1,107,151,000	5.19	37	169,673,000	4.89
8	1,073,128,000	5.12	38	161,346,000	4.90
9	1,040,116,000	5.06	39	153,425,000	4.91
10	1,008,087,000	5.01	40	145,894,000	4.92
11	977,010,000	4.95	41	138,731,000	4.93
12	946,858,000	4.90	42	131,920,000	4.94
13	917,601,000	4.86	43	125,443,000	4.95
14	889,216,000	4.82	44	119,281,000	4.96
15	856,851,000	4.82	45	113,425,000	4.96
16	821,289,000	4.77	46	107,854,000	4.97
17	786,148,000	4.76	47	102,556,000	4.98
18	751,490,000	4.76	48	97,518,000	4.99
19	717,374,000	4.76	49	92,727,000	5.00
20	683,852,000	4.75	50	88,172,000	5.01
21	650,977,000	4.76	51	83,839,000	5.02
22	618,794,000	4.76	52	79,720,000	5.03
23	587,348,000	4.77	53	75,802,000	5.04
24	556,680,000	4.77	54	72,076,000	5.05
25	450,995,000	4.78	55	68,534,000	5.05
26	394,196,000	4.79	56	65,164,000	5.06
27	344,549,000	4.81	57	61,962,000	5.06
28	306,807,000	4.82	58	58,913,000	5.07
29	277,379,000	4.83	59	56,014,000	5.07
30	254,015,000	4.84	60	53,249,000	5.07

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)  To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	233,745,000
2	0	32	232,529,000
3	0	33	229,056,000
4	0	34	223,847,000
5	0	35	218,648,000
6	0	36	213,464,000
7	0	37	208,305,000
8	0	38	203,177,000
9	0	39	198,087,000
10	0	40	193,040,000
11	0	41	188,041,000
12	1,717,000	42	183,093,000
13	3,434,000	43	178,200,000
14	5,152,000	44	173,369,000
15	6,869,000	45	168,596,000
16	8,586,000	46	163,891,000
17	10,303,000	47	159,253,000
18	12,020,000	48	154,684,000
19	13,738,000	49	150,186,000
20	15,455,000	50	145,761,000
21	17,172,000	51	141,411,000
22	26,271,000	52	137,134,000
23	35,401,000	53	132,936,000
24	44,506,000	54	128,814,000
25	129,342,000	55	124,768,000
26	165,984,000	56	120,801,000
27	196,139,000	57	116,911,000
28	215,037,000	58	113,101,000
29	226,243,000	59	109,342,000
30	231,987,000	60	105,661,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each Group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the sum of (x) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (y) the related Final Maturity Reserve Fund Amount, and (2) 12, and the denominator of which is the related Group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any Group have been reduced to zero, such weighting shall be on the basis of the principal balance of each Group.

The “Group Subordinate Amount” will be equal to the excess of the related Group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such Group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each Group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the Group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate Group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Final Maturity Reserve Trust

On each Distribution Date beginning in November 2016, on which the aggregate outstanding principal balance of the forty-year Mortgage Loans is greater than the amount specified in the table below, an amount (the “Final Maturity Reserve Fund Amount”) equal to the product of (x) the Final Maturity Reserve Fund Rate, (y) the aggregate outstanding principal balance of forty-year Mortgage Loans on such Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 will be deposited into the account (“Final Maturity Reserve Account”), until the amounts on deposit are equal to the lesser of (i) the aggregate principal amount of the certificates or (ii) the aggregate principal balance of the forty-year Mortgage Loans. On the earlier of the termination of the trust fund or the Distribution Date in October 2036, amounts on deposit in the Final Maturity Reserve Account will be distributed as principal and interest on the Certificates.

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
121	25,519,334.68	149	17,186,594.91	177	11,526,728.02
122	25,163,101.36	150	16,944,462.58	178	11,362,413.36
123	24,811,738.21	151	16,705,652.74	179	11,200,363.78
124	24,465,179.21	152	16,470,120.28	180	11,040,548.45
125	24,123,359.25	153	16,237,820.70	181	10,882,936.98
126	23,786,214.08	154	16,008,710.10	182	10,727,499.38
127	23,453,680.33	155	15,782,745.18	183	10,574,206.07
128	23,125,695.47	156	15,559,883.22	184	10,423,027.88
129	22,802,197.84	157	15,340,082.08	185	10,273,936.02
130	22,483,126.58	158	15,123,300.18	186	10,126,902.10
131	22,168,421.69	159	14,909,496.52	187	9,981,898.09
132	21,858,023.95	160	14,698,630.63	188	9,838,896.37
133	21,551,874.95	161	14,490,662.62	189	9,697,869.69
134	21,249,917.07	162	14,285,553.11	190	9,558,791.14
135	20,952,093.47	163	14,083,263.27	191	9,421,634.21
136	20,658,348.06	164	13,883,754.77	192	9,286,372.73
137	20,368,625.54	165	13,686,989.84	193	9,152,980.88
138	20,082,871.34	166	13,492,931.17	194	9,021,433.20
139	19,801,031.61	167	13,301,542.00	195	8,891,704.57
140	19,523,053.26	168	13,112,786.04	196	8,763,770.22
141	19,248,883.89	169	12,926,627.51	197	8,637,605.69
142	18,978,471.83	170	12,743,031.08	198	8,513,186.89
143	18,711,766.08	171	12,561,961.93	199	8,390,490.01
144	18,448,716.36	172	12,383,385.71	200	8,269,491.59
145	18,189,273.05	173	12,207,268.52	201	8,150,168.50
146	17,933,387.21	174	12,033,576.91	202	8,032,497.89
147	17,681,010.56	175	11,862,277.91	203	7,916,457.23
148	17,432,095.45	176	11,693,338.98	204	7,802,024.32

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
205	7,689,177.23	245	4,257,115.38	285	2,305,100.44
206	7,577,894.34	246	4,193,630.84	286	2,269,148.42
207	7,468,154.32	247	4,131,036.10	287	2,233,708.07
208	7,359,936.13	248	4,069,318.98	288	2,198,772.32
209	7,253,219.02	249	4,008,467.44	289	2,164,334.23
210	7,147,982.50	250	3,948,469.63	290	2,130,386.93
211	7,044,206.39	251	3,889,313.84	291	2,096,923.64
212	6,941,870.75	252	3,830,988.55	292	2,063,937.71
213	6,840,955.95	253	3,773,482.35	293	2,031,422.53
214	6,741,442.58	254	3,716,784.02	294	1,999,371.61
215	6,643,311.52	255	3,660,882.49	295	1,967,778.55
216	6,546,543.91	256	3,605,766.82	296	1,936,637.02
217	6,451,121.13	257	3,551,426.24	297	1,905,940.80
218	6,357,024.84	258	3,497,850.11	298	1,875,683.72
219	6,264,236.91	259	3,445,027.96	299	1,845,859.74
220	6,172,739.48	260	3,392,949.42	300	1,816,462.85
221	6,082,514.94	261	3,341,604.29	301	1,787,487.17
222	5,993,545.90	262	3,290,982.52	302	1,758,926.86
223	5,905,815.21	263	3,241,074.17	303	1,730,776.20
224	5,819,305.95	264	3,191,869.43	304	1,703,029.51
225	5,734,001.44	265	3,143,358.66	305	1,675,681.20
226	5,649,885.22	266	3,095,532.32	306	1,648,725.78
227	5,566,941.06	267	3,048,381.01	307	1,622,157.80
228	5,485,152.93	268	3,001,895.46	308	1,595,971.89
229	5,404,505.03	269	2,956,066.51	309	1,570,162.79
230	5,324,981.78	270	2,910,885.15	310	1,544,725.26
231	5,246,567.81	271	2,866,342.48	311	1,519,654.16
232	5,169,247.94	272	2,822,429.70	312	1,494,944.42
233	5,093,007.22	273	2,779,138.17	313	1,470,591.03
234	5,017,830.90	274	2,736,459.35	314	1,446,589.05
235	4,943,704.40	275	2,694,384.79	315	1,422,933.62
236	4,870,613.38	276	2,652,906.20	316	1,399,619.94
237	4,798,543.67	277	2,612,015.37	317	1,376,643.25
238	4,727,481.29	278	2,571,704.22	318	1,353,998.89
239	4,657,412.46	279	2,531,964.77	319	1,331,682.26
240	4,588,323.58	280	2,492,789.14	320	1,309,688.79
241	4,520,201.25	281	2,454,169.58	321	1,288,014.02
242	4,453,032.22	282	2,416,098.44	322	1,266,653.51
243	4,386,803.45	283	2,378,568.14	323	1,245,602.90
244	4,321,502.07	284	2,341,571.26	324	1,224,857.89

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
325	1,204,414.23
326	1,184,267.74
327	1,164,414.29
328	1,144,849.80
329	1,125,570.25
330	1,106,571.69
331	1,087,850.20
332	1,069,401.93
333	1,051,223.07
334	1,033,309.88
335	1,015,658.66
336	998,265.75
337	981,127.56
338	964,240.54
339	947,601.18
340	931,206.04
341	915,051.71
342	899,134.82
343	883,452.07
344	868,000.18
345	852,775.93
346	837,776.15
347	822,997.69
348	808,437.47
349	794,092.43
350	779,959.56
351	766,035.90
352	752,318.52
353	738,804.53
354	725,491.08
355	712,375.37
356	699,454.63
357	686,726.12
358	674,187.15
359	661,835.06
360	649,667.23

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The majority of the Mortgage Loans were originated by Fieldstone (30.58%), Countrywide (27.37%) and BNC (25.10%) and as of the Cut-off Date will be serviced by Countrywide (27.37%), Option One (24.86%), Wells Fargo (20.35%), Aurora Loan Services (15.90%), JPMorgan Chase (11.17%) and HomEq (0.35%).

On or about November 1, 2006, all of the Mortgage Loans serviced by Option One will transfer to Wells Fargo.

Approximately 41.09% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. None of such Mortgage Loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

The Clayton Fixed Income Services Inc. (“CFISI”), formerly known as The Murrayhill Company, will act as a credit risk manager on behalf of the Trust. CFISI’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of CFISI’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicers.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3 and A4 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3 and A4 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3 and A4 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3 and A4 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.80% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.80% of the Cut-off Date collateral balance and (b) approximately 3.60% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 41.00% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

November 2008 to October 2009	[1.40]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter

November 2009 to October 2010	[3.10]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter

November 2010 to October 2011	[4.90]% for the first month, plus an additional 1/12th of
[1.45]% for each month thereafter

November 2011 to October 2012	[6.35]% for the first month, plus an additional 1/12th of
[0.80]% for each month thereafter

November 2012 and thereafter	[7.15]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Truc Bui	(212) 438-2673
Moody’s	Brian Burchfield	(212) 553-1456
Fitch	Lori Samuels	(212) 908-0264

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms
Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-BC3
Depositor:	Structured Asset Securities Corporation
Trustee:	U.S. Bank National Association
Securities Administrator:	Wells Fargo Bank, N.A.
Master Servicer:	Wells Fargo Bank, N.A.
Credit Risk Manager:	Clayton Fixed Income Services Inc.
Lead Underwriter:	Lehman Brothers Inc.
Swap Counterparty:	[TBD]
Cap Counterparty:	[TBD]
Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in November 2006.
Statistical Calculation Date:	September 1, 2006
Cut-off Date:	October 1, 2006
Pricing Date:	Week of October 10, 2006
Closing Date:	October 30, 2006
Settlement Date:	October 30, 2006
Delay Days:	0 day delay
Dated Date:	October 25, 2006
Day Count:	Actual/360
Collection Period:	2nd day of prior month through 1st day of month of such distribution
Final Maturity Reserve Fund Rate:	Prior to the Distribution Date in November 2016, 0.00%. On each Distribution Date beginning with November 2016, 0.80% per annum.
Credit Risk Manager Fee:	0.011% of the loan principal balance annually.
Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.
Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms (continued)
Denomination:

Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.
ERISA Eligibility:	The Class A and Class M Certificates are expected to be ERISA eligible provided that the investors meet the requirements of certain investor-based or statutory exemptions.
Tax Status:	REMIC for Federal income tax purposes.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.33	2.59	2.04	1.60	1.23
Window (mos)	1-121	1-95	1-78	1-65	1-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	7/25/2009	11/25/2008	6/25/2008	3/25/2008	12/25/2007

Class A3
Avg. Life (yrs)	5.06	3.89	2.95	2.16	1.82
Window (mos)	34-106	26-83	21-68	18-36	15-31
Expected Final Mat.	7/25/2015	8/25/2013	5/25/2012	9/25/2009	4/25/2009

Class A4
Avg. Life (yrs)	9.91	7.78	6.37	5.23	3.20
Window (mos)	106-121	83-95	68-78	36-65	31-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M1
Avg. Life (yrs)	4.21	3.56	3.65	3.91	4.27
Window (mos)	37-67	39-53	41-47	44-51	47-55
Expected Final Mat.	4/25/2012	2/25/2011	8/25/2010	12/25/2010	4/25/2011

Class M2
Avg. Life (yrs)	7.30	5.72	4.69	4.54	4.57
Window (mos)	67-116	53-91	47-74	51-61	55-55
Expected Final Mat.	5/25/2016	4/25/2014	11/25/2012	10/25/2011	4/25/2011

Class M3
Avg. Life (yrs)	10.05	7.89	6.46	5.38	4.57
Window (mos)	116-121	91-95	74-78	61-65	55-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M4
Avg. Life (yrs)	6.55	5.22	4.48	4.09	3.97
Window (mos)	37-121	38-95	40-78	42-65	44-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M5
Avg. Life (yrs)	6.55	5.21	4.46	4.03	3.84
Window (mos)	37-121	38-95	39-78	41-65	42-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	6.55	5.21	4.43	3.98	3.75
Window (mos)	37-121	38-95	39-78	40-65	41-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M7
Avg. Life (yrs)	6.55	5.20	4.42	3.95	3.69
Window (mos)	37-121	37-95	38-78	39-65	40-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M8
Avg. Life (yrs)	6.55	5.19	4.40	3.93	3.66
Window (mos)	37-121	37-95	38-78	39-65	39-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class M9
Avg. Life (yrs)	6.55	5.19	4.40	3.90	3.61
Window (mos)	37-121	37-95	38-78	38-65	39-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Class B
Avg. Life (yrs)	6.45	5.12	4.31	3.82	3.51
Window (mos)	37-121	37-95	37-78	37-65	38-55
Expected Final Mat.	10/25/2016	8/25/2014	3/25/2013	2/25/2012	4/25/2011

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.61	2.81	2.22	1.75	1.32
Window (mos)	1-258	1-209	1-172	1-144	1-122
Expected Final Mat.	3/25/2028	2/25/2024	1/25/2021	9/25/2018	11/25/2016

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	7/25/2009	11/25/2008	6/25/2008	3/25/2008	12/25/2007

Class A3
Avg. Life (yrs)	5.06	3.89	2.95	2.16	1.82
Window (mos)	34-106	26-83	21-68	18-36	15-31
Expected Final Mat.	7/25/2015	8/25/2013	5/25/2012	9/25/2009	4/25/2009

Class A4
Avg. Life (yrs)	12.72	10.07	8.21	6.76	4.07
Window (mos)	106-261	83-210	68-174	36-145	31-123
Expected Final Mat.	6/25/2028	3/25/2024	3/25/2021	10/25/2018	12/25/2016

Class M1
Avg. Life (yrs)	4.21	3.56	3.65	3.91	4.29
Window (mos)	37-67	39-53	41-47	44-51	47-57
Expected Final Mat.	4/25/2012	2/25/2011	8/25/2010	12/25/2010	6/25/2011

Class M2
Avg. Life (yrs)	7.30	5.72	4.69	4.54	5.26
Window (mos)	67-116	53-91	47-74	51-61	57-71
Expected Final Mat.	5/25/2016	4/25/2014	11/25/2012	10/25/2011	8/25/2012

Class M3
Avg. Life (yrs)	13.07	10.35	8.43	7.02	6.65
Window (mos)	116-218	91-175	74-143	61-120	71-101
Expected Final Mat.	11/25/2024	4/25/2021	8/25/2018	9/25/2016	2/25/2015

Class M4
Avg. Life (yrs)	7.14	5.70	4.87	4.41	4.24
Window (mos)	37-189	38-152	40-124	42-103	44-87
Expected Final Mat.	6/25/2022	5/25/2019	1/25/2017	4/25/2015	12/25/2013

Class M5
Avg. Life (yrs)	7.10	5.65	4.81	4.33	4.09
Window (mos)	37-180	38-144	39-118	41-98	42-83
Expected Final Mat.	9/25/2021	9/25/2018	7/25/2016	11/25/2014	8/25/2013

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	7.05	5.61	4.75	4.24	3.97
Window (mos)	37-172	38-136	39-111	40-92	41-78
Expected Final Mat.	1/25/2021	1/25/2018	12/25/2015	5/25/2014	3/25/2013

Class M7
Avg. Life (yrs)	6.98	5.55	4.69	4.17	3.88
Window (mos)	37-163	37-129	38-105	39-87	40-74
Expected Final Mat.	4/25/2020	6/25/2017	6/25/2015	12/25/2013	11/25/2012

Class M8
Avg. Life (yrs)	6.90	5.47	4.62	4.11	3.81
Window (mos)	37-153	37-121	38-98	39-82	39-69
Expected Final Mat.	6/25/2019	10/25/2016	11/25/2014	7/25/2013	6/25/2012

Class M9
Avg. Life (yrs)	6.78	5.37	4.54	4.01	3.70
Window (mos)	37-145	37-114	38-93	38-77	39-66
Expected Final Mat.	10/25/2018	3/25/2016	6/25/2014	2/25/2013	3/25/2012

Class B
Avg. Life (yrs)	6.47	5.13	4.32	3.83	3.51
Window (mos)	37-129	37-101	37-82	37-68	38-58
Expected Final Mat.	6/25/2017	2/25/2015	7/25/2013	5/25/2012	7/25/2011

Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3) (4)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.72283	7.72383	7.72346	35	22.19514	22.22288	22.21267	69	11.97794	11.93839	11.95297
2	21.16321	21.16476	21.16419	36	22.14479	22.17354	22.16297	70	12.38748	12.35099	12.36445
3	21.89549	21.89618	21.89593	37	22.83366	22.83360	22.83362	71	11.98884	11.95366	11.96664
4	21.28857	21.29039	21.28972	38	22.01678	22.03580	22.02880	72	11.98981	11.95493	11.96780
5	21.33089	21.33275	21.33206	39	23.01221	22.94448	22.96940	73	12.39047	12.35456	12.36782
6	23.64447	23.64393	23.64413	40	22.38771	22.40595	22.39924	74	11.99176	11.95713	11.96991
7	21.38827	21.38972	21.38918	41	22.44597	22.45475	22.45152	75	12.39250	12.35945	12.37165
8	22.15312	22.15626	22.15511	42	24.78008	24.79257	24.78798	76	11.99424	11.96268	11.97433
9	21.48036	21.48252	21.48172	43	22.32918	22.31166	22.31811	77	11.99523	11.96380	11.97541
10	22.23107	22.23123	22.23117	44	22.99023	22.99032	22.99028	78	13.28154	13.24708	13.25981
11	21.55317	21.55336	21.55329	45	22.27757	22.25497	22.26328	79	11.99724	11.96624	11.97770
12	21.60774	21.60558	21.60637	46	23.01170	22.99313	22.99997	80	12.39819	12.36630	12.37809
13	22.37311	22.37190	22.37234	47	22.29901	22.27151	22.28163	81	11.99927	11.96853	11.97990
14	21.69598	21.69590	21.69593	48	22.21520	22.18770	22.19782	82	12.40906	12.38137	12.39161
15	22.34768	22.34668	22.34705	49	22.89830	22.84012	22.86154	83	12.00979	11.98313	11.99299
16	21.53175	21.53035	21.53086	50	22.07477	22.03748	22.05121	84	12.01083	11.98430	11.99411
17	21.38327	21.38191	21.38241	51	22.74383	22.69337	22.71195	85	12.41227	12.38499	12.39508
18	22.70863	22.70931	22.70906	52	21.92747	21.88133	21.89832	86	12.01292	11.98665	11.99638
19	21.05864	21.06026	21.05966	53	21.84898	21.79692	21.81608	87	12.41445	12.38744	12.39743
20	21.56671	21.56802	21.56754	54	24.09301	24.03536	24.05658	88	12.01504	11.98903	11.99866
21	21.48793	21.31646	21.37953	55	21.68833	21.62349	21.64737	89	12.01611	11.99023	11.99982
22	22.70474	22.77538	22.74939	56	22.31909	22.25946	22.28142	90	13.30474	13.27623	13.28680
23	22.24732	22.31399	22.28946	57	21.51302	21.46137	21.48039	91	12.01827	11.99265	12.00214
24	22.18516	22.25288	22.22797	58	22.14644	22.09790	22.11578	92	12.42000	12.39366	12.40343
25	22.62364	22.69466	22.66853	59	21.34192	21.29507	21.31233	93	12.02045	11.99509	12.00450
26	21.71569	21.78552	21.75983	60	21.25012	21.20392	21.22094	94	12.42227	12.39620	12.40587
27	22.58645	22.58272	22.58409	61	12.36896	12.32136	12.33890	95	12.02266	11.99756	12.00688
28	21.91378	21.99065	21.96237	62	11.97088	11.92493	11.94186	96	12.02377	11.99881	12.00808
29	21.93214	21.99882	21.97429	63	12.37086	12.32612	12.34260	97	12.42572	12.40006	12.40959
30	24.19439	24.26936	24.24179	64	11.97323	11.93034	11.94615	98	12.02602	12.00132	12.01050
31	21.80956	21.82714	21.82067	65	11.97416	11.93140	11.94716	99	12.42806	12.40267	12.41211
32	22.44390	22.49990	22.47930	66	12.80096	12.75558	12.77231	100	12.02830	12.00386	12.01294
33	22.00895	21.95748	21.97642	67	11.97604	11.93371	11.94932	101	12.02945	12.00514	12.01418
34	22.87370	22.91212	22.89799	68	12.37622	12.33261	12.34869

(1)	Based on one-month LIBOR, six-month LIBOR and one-year CMT of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.
(4)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4) (5)

Period	Excess Spread	Period	Excess Spread
1	2.27%	31	4.26%
2	1.91%	32	4.44%
3	2.13%	33	4.32%
4	2.07%	34	4.50%
5	2.13%	35	4.34%
6	2.71%	36	4.33%
7	2.22%	37	4.50%
8	2.47%	38	4.26%
9	2.35%	39	4.47%
10	2.57%	40	4.31%
11	2.46%	41	4.32%
12	2.51%	42	4.82%
13	2.71%	43	4.31%
14	2.59%	44	4.47%
15	2.75%	45	4.31%
16	2.63%	46	4.49%
17	2.64%	47	4.32%
18	3.00%	48	4.31%
19	2.68%	49	4.47%
20	2.85%	50	4.29%
21	3.24%	51	4.47%
22	4.07%	52	4.30%
23	4.20%	53	4.30%
24	4.23%	54	4.81%
25	4.39%	55	4.29%
26	4.22%	56	4.45%
27	4.39%	57	4.29%
28	4.23%	58	4.48%
29	4.24%	59	4.31%
30	4.74%	60	4.31%

(1)	Based on gradually increasing one-month LIBOR, six-month LIBOR and one-year CMT.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes a closing date of 9/30/06, dated date of 9/25/06 and first payment date of 10/25/06.
(4)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(5)	Does not include cap payments to the supplemental interest trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.